EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Acme United Corporation on Form S-8 (File Nos. 333-282222, 333-267800, 333-260112, 333-248739, 333-227147, 333-220282, 333-206440, 333-198220, 333-190623, 333-183351, 333-176314, 333-168801, 333-161392, 333-145516, 333-126478, 333-70348, 333-70346, 333-84505, 333-84509, 333-84499, 333-26739 and 333-26737) of our report dated March 6, 2025, with respect to our audits of the consolidated financial statements of Acme United Corporation and Subsidiaries as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and our report dated March 6, 2025 with respect to our audit of internal control over financial reporting of Acme United Corporation and Subsidiaries as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of Acme United Corporation for the year ended December 31, 2024.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of a material weakness.

/s/ Marcum LLP

Marcum LLP

Boston, Massachusetts

March 6, 2025